Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Three Months Ended March 31, 2026.

WAUWATOSA, WI – 4/23/26– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $6.0 million, or $0.34 per diluted share, for the quarter ended March 31, 2026 compared to $3.0 million, or $0.17 per diluted share, for the quarter ended March 31, 2025.  Net income totaled $7.7 million, or $0.44 per diluted share, for the quarter ended December 31, 2025.

"We started 2026 on a strong note due to continued net interest margin expansion and increased loan origination volumes at the mortgage banking segment,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "The Community Banking segment had a record first quarter net interest income of $15.2 million, which represented a $2.8 million, or 22.8%, increase compared to the quarter ended March 31, 2025  as net interest margin grew to 2.97% for the quarter.  The increases were primarily due to continued growth in yield on our loans held for investment and reduction of our cost of funds. We did increase our allowance for credit losses due to certain external qualitative factors even though asset quality metrics continue to stay strong. The Mortgage Banking segment increased pre-tax income $2.2 million due to an increase in loan origination activity as rates decreased periodically throughout the quarter.  We increased our book value per share $0.33 during the quarter with continued strong earnings and the share repurchase program, prior to declaring an increased quarterly dividend of $0.17 per share. In total, $7.3 million was returned to shareholders through buybacks and dividends in the quarter."

Highlights of the Quarter Ended March 31, 2026

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $6.0 million for the quarter ended March 31, 2026 compared to net income of $3.0 million for the quarter ended March 31, 2025.
●	Consolidated return on average assets (annualized) was 1.10% for the quarter ended March 31, 2026 and 0.57% for the quarter ended March 31, 2025.
●	Consolidated return on average equity (annualized) was 6.88% for the quarter ended March 31, 2026 and 3.61% for the quarter ended March 31, 2025.
●	Dividends declared during the quarter ended March 31, 2026 totaled $0.17 per common share.
●	During the quarter ended March 31, 2026, we repurchased approximately 246,000 shares at a cost (including the federal excise tax) of $4.4 million, or $17.89 per share.
●	Nonperforming assets as a percentage of total assets was 0.35% at March 31, 2026, 0.29% at December 31, 2025, and 0.35% at March 31, 2025.
●	Past due loans as a percentage of total loans was 0.58% at March 31, 2026, 0.86% at December 31, 2025, and 0.67% at March 31, 2025.
●	Book value per share was $19.19 at March 31, 2026 and $19.03 at December 31, 2025.

Community Banking Segment

●	Pre-tax income totaled $7.5 million for the quarter ended March 31, 2026, which represents a $1.4 million, or 23.7%, increase compared to $6.1 million for the quarter ended March 31, 2025.
●	Net interest income totaled $15.2 million for the quarter ended March 31, 2026, which represents a $2.8 million, or 22.8%, increase compared to $12.4 million for the quarter ended March 31, 2025.
●	Average loans held for investment totaled $1.68 billion during the quarter ended March 31, 2026, which represents an increase of $3.8 million, or 0.2%, compared to $1.67 billion for the quarter ended March 31, 2025. The increase was primarily due to increases in multi-family, construction, and commercial real estate mortgages offset by a decrease in single-family mortgages. Average loans held for investment decreased $33.3 million compared to $1.71 billion for the quarter ended December 31, 2025. The decrease was primarily due to a decrease in single-family real estate mortgages.
●	Net interest margin increased 50 basis points to 2.97% for the quarter ended March 31, 2026 compared to 2.47% for the quarter ended March 31, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased eight basis points compared to 2.89% for the quarter ended December 31, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits.
●	Past due loans at the community banking segment totaled $6.9 million at March 31, 2026, $10.4 million at December 31, 2025, and $7.6 million at March 31, 2025.

●

The segment had a provision for credit losses related to funded loans of $240,000 for the quarter ended March 31, 2026 compared to a negative provision for credit losses related to funded loans of $314,000 for the quarter ended March 31, 2025.  The current quarter increase was primarily due to increases in multi-family and construction loan balances along with an increase in multi-family external qualitative factors. The provision for credit losses related to unfunded loan commitments was $44,000 for the quarter ended March 31, 2026 compared to a negative provision for credit losses related to unfunded loan commitments of $204,000 for the quarter ended March 31, 2025. The provision for credit losses related to unfunded loan commitments for the quarter ended March 31, 2026 was due primarily to an increase of the loan pipeline balance at quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 52.48% for the quarter ended March 31, 2026, compared to 59.66% for the quarter ended March 31, 2025.
●

Average core retail deposits (excluding brokered and escrow accounts) totaled $1.33 billion during the quarter ended March 31, 2026, an increase of $54.8 million, or 4.3%, compared to $1.28 billion during the quarter ended March 31, 2025 due primarily to increases in money market and demand deposits balances. Average core retail deposits increased $8.7 million, or 2.6% annualized, compared to $1.32 billion for the quarter ended December 31, 2025.  The segment had an average of $110.2 million in brokered certificate of deposits during the quarter ended March 31, 2026 compared to $97.1 million during the quarter ended March 31, 2025.

Mortgage Banking Segment

●	Pre-tax income totaled $22,000 for the quarter ended March 31, 2026, compared to a pre-tax loss of $2.2 million for the quarter ended March 31, 2025.
●	Loan originations increased $120.6 million, or 31.1%, to $508.3 million during the quarter ended March 31, 2026, compared to $387.7 million during the quarter ended March 31, 2025. Origination volume relative to purchase activity accounted for 73.9% of originations for the quarter ended March 31, 2026 compared to 87.5% of total originations for the quarter ended March 31, 2025.
●	Mortgage banking non-interest income increased $3.4 million, or 21.5%, to $19.1 million for the quarter ended March 31, 2026, compared to $15.7 million for the quarter ended March 31, 2025.
●	Gross margin on loans sold totaled 3.65% for the quarter ended March 31, 2026, compared to 3.98% for the quarter ended March 31, 2025.
●	Total compensation, payroll taxes and other employee benefits increased $2.4 million or 20.1%, to $14.5 million during the quarter ended March 31, 2026 compared to $12.1 million during the quarter ended March 31, 2025. The increase primarily related to increased commission expense, manager pay expense, production incentive expense, and salary expense.
●	Professional fees decreased $1.2 million, or 88.9%, to $152,000 for the quarter ended March 31, 2026, compared to $1.4 million for the quarter ended March 31, 2025. The decrease was primarily related to legal services and the finalization of a settlement during the three months ended March 31, 2025.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2026	2025
	(In Thousands, except per share amounts)
Interest income:
Loans	$25,951	$25,078
Mortgage-related securities	1,454	1,191
Debt securities, federal funds sold and short-term investments	1,610	1,486
Total interest income	29,015	27,755
Interest expense:
Deposits	10,373	11,332
Borrowings	3,179	3,847
Total interest expense	13,552	15,179
Net interest income	15,463	12,576
Provision (credit) for credit losses	264	(558)
Net interest income after provision (credit) for loan losses	15,199	13,134
Noninterest income:
Service charges on loans and deposits	374	593
Increase in cash surrender value of life insurance	549	481
Mortgage banking income	18,950	15,728
Other	355	295
Total noninterest income	20,228	17,097
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	19,842	17,047
Occupancy, office furniture, and equipment	1,966	1,929
Advertising	617	723
Data processing	1,258	1,212
Communications	258	235
Professional fees	383	1,736
Real estate owned	2	(10)
Loan processing expense	1,029	920
Other	2,520	2,558
Total noninterest expenses	27,875	26,350
Income before income taxes	7,552	3,881
Income tax expense	1,555	845
Net income	$5,997	$3,036
Income per share:
Basic	$0.35	$0.17
Diluted	$0.34	$0.17
Weighted average shares outstanding:
Basic	17,373	18,267
Diluted	17,430	18,280

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$38,759	$63,560
Federal funds sold	5,598	7,255
Interest-earning deposits in other financial institutions and other short term investments	296	292
Cash and cash equivalents	44,653	71,107
Securities available for sale (at fair value)	237,024	230,848
Loans held for sale (at fair value)	144,350	145,057
Loans receivable	1,684,312	1,675,552
Less: Allowance for credit losses ("ACL") - loans	17,709	17,478
Loans receivable, net	1,666,603	1,658,074

Office properties and equipment, net	19,273	18,855
Federal Home Loan Bank stock (at cost)	18,760	19,804
Cash surrender value of life insurance	77,902	77,353
Real estate owned, net	318	424
Prepaid expenses and other assets	42,335	37,985
Total assets	$2,251,218	$2,259,507

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$181,758	$175,595
Money market and savings deposits	342,527	329,031
Time deposits	914,502	932,646
Total deposits	1,438,787	1,437,272

Borrowings	413,034	412,258
Advance payments by borrowers for taxes	11,128	2,996
Other liabilities	40,058	57,589
Total liabilities	1,903,007	1,910,115

Shareholders' equity:
Preferred stock	-	-
Common stock	182	184
Additional paid-in capital	74,488	78,014
Retained earnings	296,027	292,957
Unearned ESOP shares	(9,199)	(9,496)
Accumulated other comprehensive loss, net of taxes	(13,287)	(12,267)
Total shareholders' equity	348,211	349,392
Total liabilities and shareholders' equity	$2,251,218	$2,259,507

Share Information
Shares outstanding	18,146	18,360
Book value per share	$19.19	$19.03

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$15,463	$15,711	$14,739	$13,708	$12,576
Provision (credit) for credit losses	264	(558)	(269)	(9)	(558)
Total noninterest income	20,228	21,459	22,302	24,329	17,097
Total noninterest expense	27,875	27,677	27,466	28,377	26,350
Income before income taxes	7,552	10,051	9,844	9,669	3,881
Income tax expense	1,555	2,338	1,918	1,942	845
Net income	$5,997	$7,713	$7,926	$7,727	$3,036
Income per share – basic	$0.35	$0.44	$0.45	$0.43	$0.17
Income per share – diluted	$0.34	$0.44	$0.45	$0.43	$0.17
Dividends declared per common share	$0.17	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.10%	1.35%	1.42%	1.39%	0.57%
Return on average equity - QTD	6.88%	8.74%	9.14%	9.04%	3.61%
Net interest margin - QTD	2.97%	2.89%	2.76%	2.60%	2.47%

Return on average assets - YTD	1.10%	1.19%	1.13%	0.99%	0.57%
Return on average equity - YTD	6.88%	7.62%	7.23%	6.32%	3.61%
Net interest margin - YTD	2.97%	2.68%	2.61%	2.54%	2.47%

Asset Quality Ratios:
Past due loans to total loans	0.58%	0.86%	0.50%	0.69%	0.67%
Nonaccrual loans to total loans	0.44%	0.37%	0.35%	0.49%	0.45%
Nonperforming assets to total assets	0.35%	0.29%	0.27%	0.37%	0.35%
Allowance for credit losses - loans to loans receivable	1.05%	1.04%	1.03%	1.07%	1.08%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,788,736	$1,842,908	$1,809,600	$1,812,065	$1,768,617
Mortgage related securities	183,980	180,434	178,063	173,220	170,947
Debt securities, federal funds sold and short term investments	137,861	133,781	131,165	131,710	123,004
Total interest-earning assets	2,110,577	2,157,123	2,118,828	2,116,995	2,062,568
Noninterest-earning assets	108,366	107,462	103,434	105,382	105,030
Total assets	$2,218,943	$2,264,585	$2,222,262	$2,222,377	$2,167,598

Interest-bearing liabilities
Demand accounts	$90,133	$92,292	$90,015	$89,548	$87,393
Money market, savings, and escrow accounts	343,416	339,368	334,300	320,908	300,686
Certificates of deposit - retail	817,019	823,586	823,274	830,550	818,612
Certificates of deposit - brokered	110,192	105,496	61,814	72,533	97,101
Total interest-bearing deposits	1,360,760	1,360,742	1,309,403	1,313,539	1,303,792
Borrowings	377,438	419,541	440,968	437,784	397,053
Total interest-bearing liabilities	1,738,198	1,780,283	1,750,371	1,751,323	1,700,845
Noninterest-bearing demand deposits	88,975	89,673	88,799	85,665	80,372
Noninterest-bearing liabilities	38,073	44,688	39,136	42,669	44,905
Total liabilities	1,865,246	1,914,644	1,878,306	1,879,657	1,826,122
Equity	353,697	349,941	343,956	342,720	341,476
Total liabilities and equity	$2,218,943	$2,264,585	$2,222,262	$2,222,377	$2,167,598

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.88%	5.85%	5.84%	5.73%	5.75%
Mortgage related securities	3.21%	3.09%	3.04%	2.90%	2.83%
Debt securities, federal funds sold and short term investments	4.74%	4.54%	4.74%	4.74%	4.90%
Total interest-earning assets	5.58%	5.54%	5.53%	5.43%	5.46%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.25%	2.09%	2.04%	2.07%	2.10%
Certificates of deposit - retail	3.68%	3.78%	3.92%	4.11%	4.33%
Certificates of deposit - brokered	3.82%	3.89%	4.11%	4.35%	4.18%
Total interest-bearing deposits	3.09%	3.12%	3.19%	3.35%	3.52%
Borrowings	3.42%	3.51%	3.86%	3.67%	3.93%
Total interest-bearing liabilities	3.16%	3.21%	3.36%	3.43%	3.62%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$15,226	$15,521	$14,617	$13,640	$12,403
Provision (credit) for credit losses	284	(518)	(276)	(19)	(518)
Total noninterest income	1,153	1,305	1,359	1,686	1,348
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,575	5,646	5,036	5,027	5,212
Occupancy, office furniture and equipment	1,103	1,026	907	920	1,076
Advertising	212	250	213	219	171
Data processing	765	741	733	806	712
Communications	112	103	108	99	100
Professional fees	228	185	200	196	347
Real estate owned	2	(298)	4	(8)	(10)
Loan processing expense	-	-	-	-	-
Other	598	630	617	466	596
Total noninterest expense	8,595	8,283	7,818	7,725	8,204
Income before income taxes	7,500	9,061	8,434	7,620	6,065
Income tax expense	1,538	2,063	1,518	1,400	1,427
Net income	$5,962	$6,998	$6,916	$6,220	$4,638

Efficiency ratio - QTD (non-GAAP)	52.48%	49.23%	48.94%	50.40%	59.66%
Efficiency ratio - YTD (non-GAAP)	52.48%	51.76%	52.71%	54.78%	59.66%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$214	$205	$103	$53	$152
Provision (credit) for credit losses	(20)	(40)	7	10	(40)
Total noninterest income	19,121	20,172	20,985	22,643	15,731
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	14,471	15,489	15,716	16,312	12,054
Occupancy, office furniture and equipment	863	798	781	833	853
Advertising	405	446	499	527	552
Data processing	490	465	475	507	498
Communications	146	129	141	158	135
Professional fees	152	33	180	303	1,373
Real estate owned	-	-	-	-	-
Loan processing expense	1,029	571	688	817	920
Other	1,777	1,586	1,271	1,230	1,751
Total noninterest expense	19,333	19,517	19,751	20,687	18,136
Income (loss) before income taxes expense (benefit)	22	900	1,330	1,999	(2,213)
Income tax expense (benefit)	10	244	382	531	(588)
Net income (loss)	$12	$656	$948	$1,468	$(1,625)

Efficiency ratio - QTD (non-GAAP)	99.99%	95.78%	93.66%	91.15%	114.18%
Efficiency ratio - YTD (non-GAAP)	99.99%	97.56%	98.17%	100.63%	114.18%

Loan originations	$508,314	$534,646	$539,404	$588,838	$387,729
Purchase	73.9%	78.9%	90.1%	91.7%	87.5%
Refinance	26.1%	21.1%	9.9%	8.3%	12.5%
Gross margin on loans sold(1)	3.65%	3.80%	3.87%	3.84%	3.98%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations